Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 3, 2011, with respect to the combined financial statements of Beltway Surgery Centers, LLC; Eagle Highlands Surgery Center, LLC; Senate Street Surgery Center, LLC; Indiana Endoscopy Centers, LLC; Ball Outpatient Surgery Center, LLC; and Riley Outpatient Surgery Center, LLC, (collectively, the Surgery Centers).

/s/ Ernst & Young LLP

Indianapolis, IN

November 20, 2013